Exhibit 99.2

May 3, 2005

DiamondRock Hospitality Company

10400 Fernwood Road, Suite 300

Bethesda, Maryland 20817

Re:	Consent of Marriott International, Inc.

Dear Sirs and Mesdames:

We understand that DiamondRock Hospitality Company (“the Company”) is intending to effect an initial public offering of shares of the Company’s common stock and also will register certain shares of common stock held by certain of the Company’s stockholders pursuant to a Registration Statement on Form S-11 (Registration No. 333-123065) (the “Registration Statement”) and related prospectus (“Prospectus”), and any amendments or supplements thereto, to be filed with the Securities and Exchange Commission.

On behalf of Marriott International, Inc. (“Marriott”) and its subsidiaries, we hereby consent to the use by you in the Registration Statement and the Prospectus of the information that is publicly available on our website at http://ir.shareholder.com/mar/investornews.cfm?WT_Ref=mi_left under the caption “Significant REVPAR Premiums” on Slide #5 on page 3 of the Presentation Slides for the Deutsche Bank Hospitality and Gaming Conference – November 4, 2004; provided, however, that we express no opinion as to the suitability of such information for use in the Registration Statement and Prospectus.

Furthermore, we consent and agree that you may describe certain contractual arrangements between Marriott and/or any of its subsidiaries and the Company and/or any of its subsidiaries, in both cases, in the Registration Statement and related Prospectus, and any amendments or supplements thereto, to be filed with the Securities and Exchange Commission, and agree that such description shall not constitute a breach by you of any confidentiality provisions of such contractual arrangements.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

[Signature Page Follows]

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Kathleen K. Oberg
Name: Title:	Kathleen K. Oberg
Date:	5/3/05